Exhibit 99.1

U.S. SHIPPING PARTNERS L.P. ANNOUNCES AVAILABILITY OF ANNUAL REPORT

Edison, N.J., July 7, 2008 – U.S. Shipping Partners L.P. (NYSE: USS) (the “Partnership”) announced, as required by the rules of the New York Stock Exchange (“NYSE”), that:

•	The Partnership’s annual report on Form 10-K for the year ended December 31, 2007 is available on its website, www.usslp.com.

•	In 2007, the Partnership submitted an unqualified certification to the NYSE regarding the Partnership’s compliance with the NYSE corporate governance listing standards.

About U.S. Shipping Partners L.P.

U.S. Shipping Partners L.P. is a leading provider of long-haul marine transportation services, principally for refined petroleum products, petrochemical and commodity chemical products, in the U.S. domestic “coastwise” trade. The Partnership’s existing fleet consists of eleven tank vessels: six integrated tug barge units; one product tanker; three chemical parcel tankers and one articulated tug barge unit (“ATB”). The Partnership has embarked on a capital construction program to build additional ATBs and, through a joint venture, additional tank vessels that upon completion will result in the Partnership having one of the most modern fleets in service. For additional information about U.S. Shipping Partners L.P., please visit www.usslp.com.

Contact Information:
Albert Bergeron
Chief Financial Officer
U.S. Shipping Partners L.P.
1-866-467-2400